Exhibit 8


                                        September 30 , 1999


 The Associated Group, Inc.
 200 Gateway Towers
 Pittsburgh, Pennsylvania 15222

 Dear Sir or Madam:

           Reference is made to the Agreement and Plan of Merger dated as of May 28, 1999 (the "Merger Agreement") by and among AT&T Corp., A-Group Merger Corp., Liberty Media Corporation ("Liberty") and The Associated Group, Inc. (the "Company"). Capitalized terms used in this letter and not defined herein have the respective meanings given to them in the Merger Agreement.

           This will confirm that Liberty will designate no more than two persons to be elected to the board of directors of Teligent prior to the consummation of the Merger, as contemplated by Section 3.8 of the Merger Agreement, and neither the Company nor any of its Subsidiaries will be obligated under such Section 3.8 or otherwise to take any action to cause more than two persons designated by Liberty to be elected to the board of directors of Teligent.

           Each signatory hereto represents and warrants that this letter agreement has been authorized by such party as provided in Sections 10.5 and 10.6 of the Merger Agreement.

                                        Very truly yours,

                                        LIBERTY MEDIA CORPORATION


                                        By: /s/ Charles Y. Tanabe
                                           -----------------------------
                                           Name:   Charles Y. Tanabe
                                           Title:  Senior Vice President


 AGREED AND ACCEPTED:

 THE ASSOCIATED GROUP, INC.


 By: /s/ David J. Berkman
    --------------------------------
    Name:   David J. Berkman
    Title:  Executive Vice President


 AT&T CORP.


 By: /s/ Steven Garfinkle
    --------------------------------
    Name:   Steven Garfinkle
    Title:  Assistant Secretary


 A-GROUP MERGER CORP.


 By: /s/ Steven Garfinkle
    --------------------------------
    Name:   Steven Garfinkle
    Title:  Assistant Secretary